EXHIBIT 23

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 33-58096, 33-68590, 33-93370, 333-00128 and 333-21397 of General Nutrition
Companies, Inc. on Form S-8 of our report dated March 3, 1999 (April 22, 1999 as to Note 19 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of General Nutrition Companies, Inc. for the year ended February 6, 1999.




Deloitte & Touche LLP
Pittsburgh, Pennsylvania
May 7, 1999